SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Address of principal executive offices) (Zip Code)

407-741-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

International Assets Holding Corporation (Nasdaq: IAAC; the “Company”) announced today that it has issued $8,525,000 in principal amount of its 7% convertible subordinated notes due 2014 (the “Notes”). The Notes issued by the Company represent the initial tranche of the Company’s planned private placement of $12,000,000 of the Notes. The Notes will be convertible into shares of the Company’s common stock at a conversion price of $5.75 per share, subject to shareholder approval of the conversion rights.

The proceeds from the issuance of the Notes will be used by the Company to support the expansion of the Company’s international trading activities.

The Notes have not been registered under the United States Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold except in transactions which are either registered under the Securities Act and applicable state securities laws, or exempt from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security.

Item 7. Financial Statements and Exhibits

Exhibit	Description
4	Form of Note

99.1	Press Release

2

Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: 03/03/04	/s/ Scott J. Branch
Scott J. Branch
President

Date: 03/03/04	/s/ Jonathan C. Hinz
Jonathan C. Hinz
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
4	Form of Note

99.1	Press Release

4